   As filed with the Securities and Exchange Commission on February 17, 1998
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                        IL FORNAIO (AMERICA) CORPORATION
             (Exact name of registrant as specified in its charter)

                               -------------------

              DELAWARE                              94-2766571
     (State of incorporation)        (I.R.S. Employer Identification No.)

                               -------------------

                            770 TAMALPAIS DRIVE, #400
                             CORTE MADERA, CA 94925
                                 (415) 945-0500
          (Address and telephone number of Principal Executive Offices)

                           1997 EQUITY INCENTIVE PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                             1991 STOCK OPTION PLAN
                             1988 STOCK OPTION PLAN
                            (Full title of the plan)

                               LAURENCE B. MINDEL
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        IL FORNAIO (AMERICA) CORPORATION
                            770 TAMALPAIS DRIVE, #400
                             CORTE MADERA, CA 94925
                                 (415) 945-0500
            (Name, address, including zip codes and telephone number,
                    including are code of agent for service)

                              --------------------

                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                             CYDNEY S. POSNER, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                          SAN FRANCISCO, CA 94111-3580

                              --------------------

                                      CALCULATION OF REGISTRATION FEE
======================================================================================================================
       Title of                Amount             Proposed maximum       Proposed maximum
   securities to be             to be              offering price            aggregate         Amount of registration
      registered             registered             per share(1)         offering price(1)              fee
----------------------------------------------------------------------------------------------------------------------
Common Stock
(par value $.001)         1,797,594 shares         $3.00 to 14.875          $16,929,311              $5,130.00
======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Il Fornaio (America) Corporation ("Company" or "Registrant") 1997 Equity Incentive Plan, 1997 Non-Employee Directors' Stock Option Plan, 1992 Non-Employee Directors' Stock Option Plan, 1991 Stock Option Plan and 1988 Stock Option Plan, (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on February 9, 1998 for shares available for grant pursuant to the 1997 Equity Incentive Plan, 1997 Non-Employee Directors' Stock Option Plan and 1997 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act). The following chart shows the calculation of the registration fee:

=========================================================================================================
                                                                   OFFERING PRICE           AGGREGATE
            TYPE OF SHARES                       NUMBER OF SHARES     PER SHARE          OFFERING PRICE
---------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the 1997 Equity Incentive Plan          841,420        $ 4.84 (1)(a)        $ 4,070,830
---------------------------------------------------------------------------------------------------------
Shares reserved for future grant pursuant to
the 1997 Equity Incentive Plan                        453,925        $14.875(1)(b)        $ 6,752,134
---------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the 1997 Non-Employee
Directors' Stock Option Plan                           27,000        $ 6.00 (1)(a)        $   162,000
---------------------------------------------------------------------------------------------------------
Shares reserved for future grant pursuant to
the 1997 Non-Employee Directors' Stock
Option Plan                                            73,000        $14.875(1)(b)        $ 1,085,875
---------------------------------------------------------------------------------------------------------
Shares reserved for future grant pursuant to
the 1997 Employee Stock Purchase Plan                 300,000        $14.875(1)(b)        $ 4,462,500
---------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the 1992 Non-Employee
Directors' Stock Option Plan                           50,500        $ 3.56 (1)(a)        $   179,780
---------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the 1991 Stock Option Plan               49,149        $ 4.24 (1)(a)        $   208,392
---------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the 1988 Stock Option Plan                2,600        $ 3.00 (1)(a)        $     7,800
---------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                 $16,929,311
---------------------------------------------------------------------------------------------------------
                                                                                            x .000303
---------------------------------------------------------------------------------------------------------
Registration Fee                                                                          $     5,130
=========================================================================================================

--------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                                   Exhibit Index at Pages: 3 & 7




                                       ii.

                                     PART II

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents filed by Il Fornaio (America) Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        1. The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10, Form 10-SB or Form 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

        2. All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        3. The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.        DESCRIPTION OF SECURITIES

        Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by Section 145 of the Delaware General Corporation Law, the By-laws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the Company may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) the Company is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings (subject to certain exceptions), (iv) the rights conferred in the By-laws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the By-laws provisions relating to indemnity.

        The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director of officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.




                                       2.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8.        EXHIBITS


Exhibit No.      Description
-----------      -----------
    4.1          Amended and Restated Certificate of Incorporation of Il Fornaio
                 (America) Corporation
    4.2          By-laws, as amended, of Il Fornaio (America) Corporation(1)
    4.3          Specimen Common Share Certificate.(3)
    5.1          Opinion of Cooley Godward LLP.
   23.1          Consent of Deloitte & Touche LLP.
   23.2          Consent of Cooley Godward LLP. Reference is made to Exhibit
                 5.1.
   24.1          Power of Attorney. Reference is made to page 5 of this
                 Registration Statement.
   99.1          Form of Registrant's 1997 Equity Incentive Plan and form of related agreement used thereunder.(4)
   99.2          Form of Registrant's 1997 Employee Stock Purchase Plan and form of related offering thereunder.(3)
   99.3          Form of Registrant's 1997 Non-Employee Directors' Stock Option
                 Plan and form of related agreement used thereunder.(4)
   99.4          Form of Registrant's 1992 Non-Employee Directors' Stock Option
                 Plan and form of related agreement used thereunder.
   99.5          Form of Registrant's 1991 Stock Option Plan and form of related agreement used thereunder.
   99.6          Form of Registrant's 1988 Stock Option Plan and form of related agreement used thereunder.

---------------

(1) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q on November 10, 1997.

(2) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-23605) on March 19, 1997, and incorporated herein by reference.

(3) Filed as an exhibit to Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 333-23605) on July 1, 1997, and incorporated herein by reference.

(4) Filed as an exhibit to Amendment No. 2 to the Form S-1 Registration Statement (Registration No. 333-23605) on August 22, 1997, and incorporated herein by reference.




                                       3.

ITEM 9.        UNDERTAKINGS

        1.     The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sections 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                       4.

                                   SIGNATURES


        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corte Madera, State of California, on January 26, 1998.



                                       Il Fornaio (America) Corporation



                                       By     /s/ Laurence B. Mindel
                                           -------------------------------------
                                              Laurence B. Mindel
                                              Chairman of the Board and Chief
                                              Executive Officer (Principal
                                              Executive Officer)



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence B. Mindel and Paul J. Kelley and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                              Title                                   Date
        ---------                              -----                                   ----

 /s/ Laurence B. Mindel
------------------------------     Chairman of the Board and Chief              January 26, 1998
     Laurence B. Mindel            Executive Officer
                                   (Principal Executive Officer)


 /s/ Paul J. Kelley
------------------------------     Vice President, Finance, Chief Financial     January 26, 1998
     Paul J. Kelley                Officer and Secretary (Principal Financial
                                   and Accounting Officer)





                                       5.

        Signature                              Title                                   Date
        ---------                              -----                                   ----
 /s/ Michael J. Hislop
------------------------------     President, Chief Operating Officer and       January 26, 1998
     Michael J. Hislop             Director


 /s/ Michael J. Beatrice
------------------------------     Vice President, Operations                   January 27, 1998
     Michael J. Beatrice


 /s/ Dean A. Cortopassi
------------------------------     Director                                     January 30, 1998
     Dean A. Cortopassi


 /s/ W. Scott Hedrick
------------------------------     Director                                     January 30, 1998
     W. Scott Hedrick


 /s/ F. Warren Hellman
------------------------------     Director                                     January 26, 1998
     F. Warren Hellman


 /s/ W. Howard Lester
------------------------------     Director                                     January 26, 1998
     W. Howard Lester


 /s/ Pierre W. Mornell
------------------------------     Director                                     January 23, 1998
     Pierre W. Mornell


 /s/ T. Gary Rogers
------------------------------     Director                                     January 26, 1998
     T. Gary Rogers





                                       6.

                                  EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------
    4.1          Amended and Restated Certificate of Incorporation of Il Fornaio
                 (America) Corporation
    4.2          By-laws, as amended, of Il Fornaio (America) Corporation(1)
    4.3          Specimen Common Share Certificate.(3)
    5.1          Opinion of Cooley Godward LLP.
   23.1          Consent of Deloitte & Touche LLP.
   23.2          Consent of Cooley Godward LLP. Reference is made to Exhibit
                 5.1.
   24.1          Power of Attorney. Reference is made to page 5 of this
                 Registration Statement.
   99.1          Form of Registrant's 1997 Equity Incentive Plan and form of related agreement used thereunder.(4)
   99.2          Form of Registrant's 1997 Employee Stock Purchase Plan and form of related offering thereunder.(3)
   99.3          Form of Registrant's 1997 Non-Employee Directors' Stock Option
                 Plan and form of related agreement used thereunder.(4)
   99.4          Form of Registrant's 1992 Non-Employee Directors' Stock Option
                 Plan and form of related agreement used thereunder.
   99.5          Form of Registrant's 1991 Stock Option Plan and form of related agreement used thereunder.
   99.6          Form of Registrant's 1988 Stock Option Plan and form of related agreement used thereunder.

---------------


(1) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q on November 10, 1997.

(2) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 330-23605) on March 19, 1997, and incorporated herein by reference.

(3) Filed as an exhibit to Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 333-23605) on July 1, 1997, and incorporated herein by reference.

(4) Filed as an exhibit to Amendment No. 2 to the Form S-1 Registration Statement (Registration No. 333-23605) on August 22, 1997, and incorporated herein by reference.












                                       7.